EXHIBIT 10.84




                                  June 25, 2002



Mr. Robert Farias
513 Sunrise Trail
Dripping Springs
Texas 78620


Re: SECOND AMENDMENT: FARIAS SERVICES DOCUMENTS AND NOTE

Dear Mr. Farias:

      This letter,  dated June 25, 2002,  will amend the terms of the promissory note issued by Vertical Computer System, Inc. ("Vertical") to Robert Farias ("Farias") in the amount of $280,000, October 31, 2001, as amended on April 5, 2002. In consideration for waiving any potential default in respect to those current obligations, the parties hereby agree to the following terms:

1. The terms of the third Farias Promissory note, bearing interest at 4%, in the amount of $280,000, dated October 31, 2001, as amended on April 5, 2002, shall be further amended so that subsections (i) and (ii) of Paragraph 1, subsection
(a) shall be replaced with the following terms:

            (i) Farias acknowledges receipt of $5000 as payment toward the principal and three (3) monthly installment payments in the amount of $5000 each will be due and payable on the first day of each month, beginning in July 2002; and

            (ii) all remaining monthly payments in the amount of Ten Thousand dollars ($10,000.00 U.S.) each shall be due and payable on the first day of each month beginning on October 1, 2002, and shall continue until the Principal and Interest have been paid in full.

2. Vertical is currently taking steps to register all of the underlying common shares for which the 50,000 Vertical Series "C" Preferred Stock can be exchanged. As a result of this registration, all common shares you receive will be freely tradable upon SEC approval of the registration. As a condition of registering the underlying shares of this Agreement, Farias shall promptly execute all documents reasonably required to secure Vertical's ownership and patent rights in the SiteFlash upon Vertical's request.


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3. Each  party  further  agrees to execute  any  documents  the other  party may reasonably required to assure its continued protection and rights.


If the foregoing terms are acceptable, please sign in the area set forth below.


                                          VERTICAL COMPUTER SYSTEMS, INC.

                                          By:
                                             ---------------------------------
                                                Richard Wade, President

ACCEPTED AND AGREED:

ROBERT FARIAS

BY:
    -----------------------------
    Robert Farias, an individual

Dated:
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